UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2011

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2011, Banks.com, Inc. (the “Company”) entered into a financing transaction (the “Transaction”) with the Company’s Chief Executive Officer, Daniel O’Donnell, and his wife, Kimberly O’Donnell (collectively, the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a private placement a convertible promissory note in the principal amount of $125,000 (the “Note”) and a warrant (the “Warrant”) to purchase an aggregate of 2,083,333 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). The offer and sale of the Note and the Warrant in the Transaction were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as the offering was not a public offering. The aggregate gross proceeds to the Company from the Transaction were $125,000, excluding any proceeds from the exercise of the Warrant.

The Note bears interest commencing December 28, 2011 at the rate of 10.0% per annum. All outstanding principal of and accrued interest on the Note shall be due and payable on June 26, 2012. If the Note remains unpaid from and after the maturity date, the Note may be converted into shares of Common Stock at a conversion price of $0.04 per share, in whole or in part, at any time at the option of the holder(s) of the Note, subject to approval of the Company’s shareholders, if required. If, while any principal of or accrued interest on the Note is outstanding, the Company enters into any consolidation or merger whereby it is not the surviving or continuing corporation or upon the sale of all or substantially all of the assets of the Company, for consideration to the Company (or its shareholders) of less than $0.04 per share (the “Sales Price”), then, at the election of the holder(s) of the Note, the Company shall pay to such holders within 30 days of the consummation of any such transaction, an amount equal to $0.04 per share less the Sales Price multiplied by 3,125,000 shares (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like), provided that such payment shall not exceed $125,000. The foregoing payment is in addition to any outstanding principal or accrued interest owed to the holder(s) pursuant to the Note. The Company may elect to prepay all or any portion of the Note without penalty upon 30 days advance written notice to the holder(s) of the Note, provided that such holder(s) may convert the Note during such period. The Note contains various events of default, such as failing to timely make any payment under the Note when due, which may result in all outstanding obligations under the Note becoming immediately due and payable.

The exercise price of the Warrant is $0.06 per share (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like). The Warrant is exercisable on or after December 28, 2011 and expires on December 28, 2016.

The Note, the Warrant and the transactions contemplated thereby, have been approved by the Nominating and Corporate Governance Committee of the Company’s board of directors consisting exclusively of independent directors of the Company, as required by the terms of the charter of such committee.

The above summary is qualified in its entirety by reference to the Note and Warrant, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012	Banks.com, Inc.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Convertible Promissory Note, dated December 28, 2011, in the original principal amount of $125,000 payable by the Company to Kimberly O’Donnell and Daniel O’Donnell.

10.2	Common Stock Purchase Warrant, dated December 28, 2011, issued by the Company to The Daniel Michael O’Donnell and Kimberly Linn O’Donnell AB Living Trust